Exhibit 10.41

Konidaris 2011 TRSU Agreement

RESTRICTED STOCK UNITS

AWARD AGREEMENT

This Award Agreement (the “Agreement”) is entered into as of May 12, 2011 by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and Nicholas Konidaris (“Recipient”), for the grant of restricted stock units with respect to the Company’s Common Stock (“Common Stock”).

On May 12, 2011, the Compensation Committee of the Company’s Board of Directors made a restricted stock units award to Recipient pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”) and Recipient desires to accept the award subject to the terms and conditions of this Agreement.

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1. Grant and Terms of Restricted Stock Units. The Company grants to Recipient 64,000 restricted stock units, subject to the restrictions, terms and conditions set forth in this Agreement.

(a) Rights under Restricted Stock Units. A restricted stock unit (a “RSU”) represents the unsecured right to require the Company to deliver to Recipient one share of Common Stock for each RSU, subject to Section 1(c). The number of shares of Common Stock deliverable with respect to each RSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally.

(b) Vesting and Delivery Dates. The RSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to this Section 1(b) and Section 1(c), the RSUs shall vest 100% on the third anniversary of the date of grant. Except as set forth in Section 1(c) or in the Employment Agreement, dated as of January 7, 2004, by and between the Company and Recipient, as amended, as the same may be amended, restated or modified from time to time (the “Employment Agreement”), the RSUs shall become vested on the vesting date only if Recipient continues to be an employee of the Company immediately after such vesting date. The delivery date for a RSU shall be the date on which such RSU vests.

(c) Payment before Vesting Date.

(1) Payment on Death or Total Disability. If Recipient ceases to be an employee of the Company by reason of Recipient’s death or physical disability, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of termination of employment by 36 (the “Pro Rata Percentage”); provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b). The delivery date shall also accelerate. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians approved by the Company, causes Recipient to be unable to perform his or her duties as an employee, director, officer or consultant of the Company and unable to engage in any substantial gainful activity. Total disability shall be deemed to have occurred after both of the following have occurred:

(A) The two independent physicians have furnished their written opinion of total disability to the Company; and

(B) The Company has reached an opinion of total disability.

(2) Payment on Retirement. Except as otherwise provided in this Section 1(c) or in the Employment Agreement, if Recipient voluntarily terminates his employment with the Company after Recipient attains age 67 with the intention of not seeking further full time employment at termination the Company shall deliver all of the shares of Common Stock underlying the total number of RSUs subject to this Agreement.

(3) Double Trigger Acceleration on Change in Control. Except as Otherwise Provided in the Employment Agreement:

(i) All of the RSUs shall immediately vest if a Change in Control (as defined below) occurs and at any time after the Change in Control and on or before the first anniversary of the Change in Control, (i) the Recipient’s employment or service is terminated by the Company (or its successor) without Cause (as defined below), or (ii) the Recipient’s employment or service is terminated by the Recipient for Good Reason (as defined below); provided, however, that the RSUs may also immediately vest in connection with a Change in Control as provided in Section 1(c)(4) below.

(ii) For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(A) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof; provided, however, that the term “Incumbent Director” shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office;

(B) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the then outstanding Common Stock of the Company;

(C) A consolidation, merger or plan of exchange involving the Company (“Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger; or

(D) A sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(iii) For purposes of this Agreement, “Cause” shall mean (a) the willful and continued failure to perform substantially the Recipient’s reasonably assigned duties with the Company (or its successor) (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the Recipient by the Company (or its successor) which specifically identifies the manner in which the Company (or its successor) believes that the Recipient has not substantially performed the Recipient’s duties, (b) the willful engagement in illegal conduct which is materially and demonstrably injurious to the Company (or its successor), or (c) the commission of an act by Recipient, or the failure of Recipient to act, which constitutes gross negligence or gross misconduct. No act, or failure to act, shall be considered “willful” if the Recipient reasonably believed that the action or omission was in, or not opposed to, the best interests of the Company (or its successor).

(iv) For purposes of this Agreement, “Good Reason” shall mean:

(A) the assignment of a different title, job or responsibilities that results in a decrease in the level of responsibility of the Recipient after the Change in Control when compared to the Recipient’s level of responsibility for the Company’s operations prior to the Change in Control; provided that Good Reason shall not exist if the Recipient continues to have the same or a greater general level of responsibility for Company operations after the Change in Control as the Recipient had prior to the Change in Control even if the Company operations are a subsidiary or division of the surviving company,

(B) a reduction in the Recipient’s base pay as in effect immediately prior to the Change in Control,

(C) a material reduction in total benefits available to the Recipient under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect prior to the Change in Control, or

(D) the Recipient is required to be based more than 50 miles from where the Recipient’s office is located immediately prior to the Change in Control except for required travel on company business to an extent substantially consistent with the business travel obligations which the Recipient undertook on behalf of the Company prior to the Change in Control.

(4) Sale of the Company. If there shall occur a merger, consolidation or plan of exchange involving the Company pursuant to which the outstanding shares of Common Stock of the Company are converted into cash or other stock, securities or property, or a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company, then, as determined by the Committee or the Board of Directors, either:

(i) the unvested RSUs shall be converted into restricted stock units for stock of the surviving or acquiring corporation in the applicable transaction, with the amount and type of shares subject thereto to be conclusively determined by the Committee, taking into account the relative values of the companies involved in the applicable transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be held by the former holders of the Company’s Common Stock following the applicable transaction, and disregarding fractional shares;

(ii) the unvested RSUs shall be converted into a cash payment obligation of the surviving or acquiring corporation in an amount equal to the proceeds a holder of the underlying Shares would have received in proceeds from such transaction with respect to those Shares; or

(iii) all of the unvested RSUs shall immediately vest and all underlying Shares shall be delivered simultaneously with the closing of the applicable transaction such that the Recipient will participate as a shareholder in receiving proceeds from such transaction with respect to those Shares.

(d) Forfeiture of RSUs on Other Terminations of Service. Except as provided in the Employment Agreement, if Recipient ceases to be an employee of the Company for any reason that does not result in acceleration or payment pursuant to Section 1(c), Recipient shall immediately forfeit all outstanding but unvested RSUs granted pursuant to this Agreement and Recipient shall have no right to receive the related Common Stock.

(e) Restrictions on Transfer and Delivery on Death. Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs. Recipient may designate beneficiaries to receive shares of stock with respect to RSUs if Recipient dies before the delivery date by so indicating on Exhibit A, which is incorporated into and made a part of this agreement. If Recipient fails to designate beneficiaries on Exhibit A, the shares will be delivered to Recipient’s estate.

(f) Reinvestment of Dividend Equivalents. On each date on which the Company pays a dividend on a share of Common Stock with respect to an RSU, the number of RSUs subject to this Agreement shall be increased by a number equal to the number of whole or fractional shares of Common Stock with a value equal to the value of the dividends that would have been paid on the stock deliverable pursuant to the RSUs (if such shares were outstanding), divided by the closing stock price on the dividend payment date. If the vesting date for any RSUs subject to this Agreement occurs within seven business days of the payment date for a dividend, the Company, at its option, may elect to pay to Recipient cash, net of withholding, equal to the cash dividend payable on the RSUs which so vest in lieu of increasing the number of RSUs subject to this Agreement.

(g) Delivery on Delivery Date. As soon as practicable following the delivery date for a share of Common Stock, the Company shall deliver a certificate for the number of shares represented by all RSUs having a delivery date on the same date, rounded down to the whole share. No fractional shares of Common Stock shall be issued. The Company shall pay to Recipient in cash an amount equal to the value of any fractional shares that would otherwise have been issued, valued as of the delivery date. If shares or cash are to be delivered on a particular date, the shares or cash shall be deemed delivered on that date for purposes of compliance with the terms of this Agreement if the cash or shares are actually delivered within 45 days after the specified date as determined in the Company’s discretion with the Recipient having no right to determine the delivery date. Recipient shall not have any right to determine or direct the date of actual delivery.

(h) Recipient’s Rights as Shareholder. Recipient shall have no rights as a shareholder with respect to the RSUs or the shares underlying them until the Company delivers the shares to Recipient on the delivery date.

(i) Tax Withholding. Recipient acknowledges that, at the actual delivery date, the value of delivered shares of Common Stock will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. Promptly following the delivery date, the Company will notify Recipient of the required withholding amount. Concurrently with or prior to the delivery of the certificate referred to in Section 1(g), Recipient shall pay to the Company the required withholding amount in cash or, at the election of Recipient (which election must be made on or before the vesting date), by surrendering to the Company for cancellation shares of the Company’s Common Stock to be delivered with respect to the RSUs or other shares of the Company’s Common Stock valued at the closing market price for the Company’s Common Stock on the vesting date. If Recipient pays the withholding amount in shares of Common Stock, the Company shall pay to Recipient in cash the amount of any resulting over payment.

(j) Section 409A. The award made pursuant to this Agreement shall be interpreted in accordance with Section 409A and Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the grant of the award. For example, a termination of employment shall be determined with respect to standards for “separation from service” within the meaning of applicable regulations.

(1) Notwithstanding any provision of the award to the contrary, the Company may adopt such amendments to the award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (1) exempt the award from the application of Section 409A or preserve the intended tax treatment of the benefits provided with respect to the award, or (2) comply with the requirements of Section 409A.

(2) If an amount is determined to be subject to applicable provisions of Section 409A of the Code, payment in connection with termination of employment for a reason other than death or total disability may not start or be made to Recipient if the Company determines Recipient is a “key employee” as defined in Section 416(i) of the Code, without regard to Section 416(i)(5) of the Code, before the date which is six months after the date of termination, notwithstanding any other provisions for time of payment in this Agreement, if such delay in payment is necessary to comply with Section 409A of the Code. The Company may determine that Recipient is a key employee in the event of doubt or to avoid impractical efforts or expense to make an exact determination of key employees. Recipient shall have no claim, rights or remedy if the determination is not correct.

2. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement, the Plan (including without limitation Section 17 thereof) and the Employment Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and Recipient.

(b) Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States mail as registered or certified mail, return receipt requested, postage prepaid, addressed to Electro Scientific Industries, Inc., Attention: Corporate Secretary, at its principal executive offices or to Recipient at the address of Recipient in the Company’s records, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

(c) Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon Recipient’s heirs, executors, administrators, successors and assigns.

(d) Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(e) Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:
Authorized Officer

Nicholas Konidaris

EXHIBIT A

DESIGNATION OF BENEFICIARY

Name	Social Security Number	- -

I designate the following person(s) to receive any restricted stock units outstanding upon my death under the Restricted Stock Units Award Agreement with Electro Scientific Industries, Inc.:

A.	Primary Beneficiary(ies)

Name	Social Security Number - -
Birth Date	Relationship
Address	City	State	Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City	State	Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City	State	Zip

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.

B.	Secondary Beneficiary(ies)

In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):

Name	Social Security Number - -
Birth Date	Relationship
Address	City	State	Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City	State	Zip

Name	Social Security Number - -
Birth Date	Relationship
Address	City	State	Zip

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.

This designation revokes and replaces all prior designations of beneficiaries under the Restricted Stock Units Award Agreement.

Date signed: , 20
Signature

A - 1